CONSULTANT AGREEMENT

     Agreement made this 17th day of March between Coordinated Health Partners, Inc., doing business as BlueCHiP, Coordinated Health Partners ("BlueCHiP") a Rhode Island corporation incorporated and organized as a health maintenance organization, and Care Advantage Health Systems, Inc. (CONSULTANT);

     WHEREAS, BlueCHiP desires to retain the services of the Consultant to provide certain consulting services to BlueCHiP as more specifically set forth herein, and the Consultant desires to provide such consulting services, all pursuant to and in accordance with the terms and conditions more specifically set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, it is hereby agreed as follows:

1)   Terms of Agreement:

     This Agreement shall be effective as of the date first set forth above and shall remain in effect for a twelve (12) month period, unless earlier terminated by either party hereto. Either party may terminate this Agreement without cause upon sixty (60) days prior written notice. This Agreement may be terminated immediately by BlueCHiP for cause. The following events constitute termination for cause:

     a) Whenever the Consultant shall cease to be licensed, certified, or otherwise qualified under any applicable laws of the State of Rhode Island;
     b) The material breach by the Consultant of any of the terms or conditions of this Agreement; or
     c)   The death of the Consultant.

2)   Duties:

     Consultant's duties and activities may include, but not be limited to the following:

     a) Review prospectively, concurrently, and retrospectively, requests for covered services for purposes of determining medical appropriateness;
     b) Where requested by the Medical Director or his/her designee, communicate with BlueCHiP contracted and other providers regarding such determinations;
     c) Assist in the education and training of claims administration and claims adjudication personnel of BlueCHiP;
     d) Assist in the development, implementation, and evaluation of ongoing effectiveness of BlueCHiP medical and administrative policies; and Quality Assessment and Improvement activities; and,
     e) Perform those duties set forth in Attachment B, attached hereto and incorporated herein by reference.

     Those individuals who shall perform services under this Agreement on behalf of Consultant shall be those persons named in Attachment C, attached hereto and incorporated herein by reference. In the event that any of those individuals named in Attachment C will no longer provide services under this Agreement, the parties agree to amend Attachment C to reflect those individuals who will perform services under this Agreement.

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CONSULTANT AGREEMENT                                                 Page 1 of 7

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3)   Consulting Activities:

     The Consultant's duties and activities, as set forth in Section 2 hereof, shall be subject to the following terms and conditions:

     a) All Determinations, opinions and/or guidelines made or prepared by Consultant in the course of such Consultant's engagement by BlueCHiP shall be in writing and shall contain appropriate reasons for same and shall be signed by the Consultant.
     b) The services of the Consultant will be on an "as needed" basis, as determined by BlueCHiP from time to time. BlueCHiP maintain the exclusive right to make all final determinations regarding the medical necessity of treatment or services, the reimbursement of such treatment or services, and whether a review can be completed in a designated timeframe.
     c) The Consultant shall at all times maintain the confidentiality of a BlueCHiP enrollee's confidential health care information. The Consultant agrees not to disclose an BlueCHiP enrollee's confidential health care information to any individual or entity and for any purposes other than those permitted under applicable Federal and State Laws and Regulations, including, without limitation, the Confidentiality of Health Care Information Act, RI General Laws SS 5-37.3-1 et seq. (1995).
     d) When performing utilization review, the Consultant shall abide by any BlueCHiP policies established in connection with the Health Care Services - Utilization Review Act, RI General Laws SS 23-17.12-1 et seq. (1995), and any other obligations imposed on an individual conducting utilization review under such Act.
     e) The Consultant shall at all times maintain the confidentiality of information obtained by the Consultant in the fulfillment of Consultant's administrative responsibilities, including information obtained by Consultant in the course of peer review programs, utilization review and quality assessment and improvement programs. In doing so, Consultant shall be bound by provision of applicable law as well as BlueCHiP Pollicies and Procedures established from time to time.
     f) Consultant shall provide BlueCHiP with the identity and qualifications of all physician reviewers used by Consultant in the course of meeting its obligations under this consulting agreement. Consultant shall use only physicians that are Board Certified in the discipline of review, if Board Certification exists for the discipline.
     g) All services rendered by Consultant are under the direction of the BlueCHiP Medical Director or designee.

4)   Compensation:

     For services provided by the Consultant under this Agreement, BlueCHiP shall pay the Consultant in accordance with the Fee Schedule attached hereto as Attachment A and incorporated herein by reference.

5)   Restrictive Covenants:

     a) Consultant shall comply with all conflict of interest policies of BlueCHiP in force from time to time, shall periodically complete a disclosure form as requested by Coordinated Health Partners, Inc., and shall disclose all potential conflicts as they may arise in the course of the Consultant's consulting activity. During the term of this Agreement, the Consultant covenants and agrees not to engage in any activities which might interfere with the Consultant's ability to perform the Consultant's duties and activities under this Agreement. With the exception of Blue Cross & Blue Shield of Rhode Island, the Consultant shall not accept similar engagement with or serve in a similar capacity with

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CONSULTANT AGREEMENT                                                 Page 2 of 7

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          any other organization which is at such time conducting business within the State of Rhode island and engaged in a business of a like or similar matter to the activities or business now or hereafter conducted by BlueCHiP without the written permission of BlueCHiP.
     b) During the term of the Agreement and thereafter, the Consultant covenants and agrees not to duplicate, reproduce, or misappropriate any information confidential or proprietary to BlueCHiP, including without limitation, any and all information, manuals, know-how, uses, capabilities, studies, analyses, communications, reports, data and all other documents, with respect to BlueCHiP operations and activities (the "Confidential Information") for the Consultant's own benefit, and shall keep confidential and shall not disclose Confidential Information to any third party without the prior written consent of BlueCHiP, which consent may be withheld in BlueCHiP's sole and absolute discretion. Nothing shall prevent the Consultant from transferring such Confidential Information to any third party pursuant to the requirements of such consultant's duties and activities and in accordance with the terms of this Agreement or from disclosing such Confidential Information when the Consultant is required to do so by law.
     c) All documents, of any kind or nature, developed by the Consultant as part of the Consultant's activities and duties under this Agreement (the Proprietary Documents") shall remain the exclusive property of BlueCHiP. The Consultant shall not use, employ, rely upon, copy from or otherwise incorporate in other documents or in other form such Proprietary Documents in the State of Rhode Island at any time or for any purpose, including, without limitations, when performing services for, or for the benefit of, any insurer, health maintenance organization, or third party payor. The Consultant shall not use such Proprietary Documents in the Sate of Rhode Island as the basis to develop forms of any kind for utilization review or related activities. Upon termination of this Agreement, the Consultant shall return any Proprietary Documents in the Consultant's possession to BlueCHiP.
     d) The Consultant shall comply with and be subject to BlueCHiP Operational Procedures in effect from time to time. The Operational Procedures shall be those governing the internal administration and operation of BlueCHiP. The Consultant shall comply with any BlueCHiP policies, procedures or committee bylaws, adopted from time to time, necessary for BlueCHiP to obtain and maintain accreditation from an accreditation organization, including, but not limited to, the National Committee for Quality Assurance.
     e) The parties hereto are independent contractors and the Consultant shall not be construed to be the agent, employee, or representative of BlueCHiP. Neither party hereto may bind the other party in any respect, except as set forth in this Agreement.

6)   Indemnification:

     a) BlueCHiP shall indemnify and hold consultant harmless from and against any and all loss, cost, and expense (including reasonable attorneys' fees and costs) necessary for the defense of Consultant in connection with any claim, demand, suit, action, cause of action or proceeding by a third party arising as a result of the performance of the Consultant's duties under this Agreement from and after the date of execution hereof, provided that in connection with the performance of any duty giving rise to such claim, demand, suit, action, cause of action or proceeding, the Consultant acted (i.), in good faith and (ii.)

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CONSULTANT AGREEMENT                                                 Page 3 of 7


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          in a manner not opposed to the interests of BlueCHiP, and (iii.)
          non-negligently and without willful or intentional misconduct.

     b) Consultant shall indemnify and hold BlueCHiP harmless from and against any and all loss, cost, and expense (including reasonable attorneys' fees and costs) necessary for the defense of BlueCHiP in connection with any claim, demand, suit, action, cause of action or proceeding by a third party arising as a result of the performance of the BlueCHiP duties under this Agreement from and after the date of execution hereof, provided that in connection with the performance of any duty giving rise to such claim, demand, suit, action, cause of action or proceeding, BlueCHiP acted (i.) in good faith and (ii.) in a manner not opposed to the interests of the consultant, and (iii.) non-negligently and without willful or intentional misconduct. Notwithstanding anything herein to the contrary, this section is not intended to obligate Consultant to compensate BlueCHiP for the costs of medical services that BlueCHiP is contractually obligated to provide.

7)   Miscellaneous:

     This Agreement shall be governed, construed, and interpreted under the laws of the State of Rhode Island. Section headings are for reference purposes only. This Agreement shall be binding upon and inure to the benefit of BlueCHiP, its successors and assigns, and to the Consultant, his/her heirs, administrators, successors and assigns. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior representations and understandings whether oral or written. The invalidity or unenforceability of any provision hereof shall in no way affect the validity and enforceability of any other provisions. The waiver by either party of a breach or violation of any provision hereof shall not operate or be construed as a waiver of any other breach or violation hereof. Neither this Agreement nor any interest herein shall be assigned by the Consultant without the express prior written consent of BlueCHiP, which consent my be withheld in BlueCHiP's sole and absolute discretion provided, however if Consultant desires to assign this agreement to its parent, a subsidiary, or an affiliate, BlueCHiP shall not unreasonably withhold its consent to such assignment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

COORDINATED HEALTH PARTNERS, INC.      CONSULTANT

BlueCHiP

By:___________________________         By:_________________________________

                                                For:  CareAdvantage, Inc.

Title:                                 Tax ID#:

Date:                                  Date:

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CONSULTANT AGREEMENT                                                 Page 4 of 7


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                                  ATTACHMENT A
                                  COMPENSATION
                             Exhibit A/FEE SCHEDULE

CareAdvantage, Inc.
One Empire Plaza
Providence, RI  02903

On the twenty-first (21) day of April 1997, and on the 21st day of each month thereafter during the term of this Agreement, BlueCHiP shall pay Consultant for its services under this Agreement forty-eight cents ($0.48) for each BlueCHiP member on such date. In addition, Consultant shall be compensated for services provided to BlueCHiP from March 17, 1997 through April 18, 1997 on an hourly basis at the rate of one hundred dollars ($100) per hour, which compensation shall be paid by BlueCHiP within thirty (30) days of its receipt of an invoice for such services.

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CONSULTANT AGREEMENT                                                 Page 5 of 7

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                                  ATTACHMENT B
                                     DUTIES

CareAdvantage, Inc.
One Empire Plaza
Providence, RI  02903

o Participate as a member or guest of any internal or external committee specified by BlueCHiP, in accordance with the duties, functions, and procedures of those committees as defined in BlueCHiP Policies & Procedures.

o Utilization management case reviews, including communication with providers as necessary to gather information.

o    Policy and Procedure Reviews

o    Utilization management guidelines: formulations and/or review

o    Formulation and/or review of clinical care guidelines

o Other duties as from time to time arise and to which Consultant agrees to perform. All duties shall be in a field within the scope of Consultant's license.

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CONSULTANT AGREEMENT                                                 Page 6 of 7

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                                  ATTACHMENT C
                   CAREADVANTAGE, INC. PHYSICIAN CONSULTANTS

Marylou Buyse, M.D.
Robert Coit, M.D.
Stephen Deutsch, M.D.
Gary Friedman, M.D.
Rosario Noto, M.D.

     + Other reviews may be added with the approval of the BlueCHiP Medical Director without amendment.

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CONSULTANT AGREEMENT                                                 Page 7 of 7